Exhibit 99.2

AMENDMENT TO
AGREEMENT OF Purchase and sale

This Amendment to Agreement of Purchase and Sale (this “Amendment”) is made and entered into as of this 19th day of June, 2006 between FIRST INDUSTRIAL HARRISBURG, L.P., a Delaware limited partnership (“Seller”), and CORNERSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS

WHEREAS, Purchaser and Seller entered into that certain Agreement of Purchase and Sale and Joint Escrow Agreement, dated as of June 16, 2006 (the “Agreement”), regarding that certain real property commonly known as 14912, 14920, 14928, and 14938 Shoemaker Avenue, Santa Fe Springs, California; and

WHEREAS, Purchaser and Seller wish to modify certain terms of the Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby affirm the foregoing recitals and agree as follows:

1.             Capitalized Terms. Capitalized terms used and not defined herein shall have the definitions given to them in the Agreement.

2.             Closing. The term “June 30, 2006” in the fifth line of Section 3.2 of the Agreement is hereby deleted and replaced with “June 28, 2006”.

3.             Title Review Period. Section 7.4.1 of the Agreement is hereby revised as follows:

(a)           The Title Review Period shall terminate at 5:00 p.m. (Chicago time) on June 21, 2006.

(b)           The following language is hereby deleted from the second sentence of Section 7.4.1:  “; provided, however, that Purchaser shall be deemed to have timely delivered a Purchaser’s Defect Notice with respect to any Updated Survey if such Purchaser’s Defect Notice is delivered within two (2) business days after receipt thereof”.

(c)           Seller’s Election Period shall expire at 12:00 p.m. (Chicago time) on June 22, 2006.

(d)           The parenthetical in the first full sentence on page 8 of the Agreement is hereby deleted and replaced with the following: “(on or before the Approval Date)”.

4.             Environmental Insurance Policy. It shall be a condition precedent to Purchaser’s obligation to proceed to Closing that Seller deliver to Purchaser on or prior to Closing a binding commitment for:

Premises Pollution Liability (PPL), Pollution Legal Liability (or commercially reasonable equivalent), covering Purchaser and its designated affiliates, from one of the following carriers, AIG, ACE, XL, CHUBB or Zurich, which at the time of binding shall be no less than A-rated,  providing the coverages set forth below for the Property:

• Bodily Injury, Property Damage and Remediation Costs for pre-existing unknown pollution conditions (i.e. soil or groundwater impacts not identified in Seller’s existing environmental reports)

• Third party claims for Bodily Injury and Property Damage for known pollution conditions (i.e. those conditions identified in Seller’s existing environmental reports)

• Govenmentally-mandated Remediation Costs relating to known pollution conditions (i.e. those conditions identified in Seller’s existing environmental reports.)

Such policy shall include those customary Schedules/Endorsements required to establish the coverages listed above.

$3,000,000 Limit (per incident/aggregate, with respect to the Property and the Front Buildings)/  $ 100K deductible/self-insured retention / 5 year term

The premium will be a one time payment for 5 years of coverage, with documentation reasonably satisfactory to Purchaser confirming payment by Seller.

Capitalized terms above shall have the meanings typically accorded such terms in the Premises Pollution Liability or commercially reasonable equivalent policies underwritten and issued by the insurance carriers listed above. In the event that such condition precedent fails, Purchaser may, as its sole and exclusive remedy, terminate the Agreement by written notice to Seller and receive a return of the Deposit.

5.             Full Force and Effect. Except as otherwise expressly provided herein, the Agreement shall be in full force and effect in accordance with its terms.

6.             Counterparts and Facsimile Signatures. This Amendment and any document executed in connection herewith may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same document. Facsimile machine copies of an original signature by either party shall be binding as if said copies were original signatures.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

SELLER:

FIRST INDUSTRIAL HARRISBURG, L.P., a Delaware limited partnership

By:	First Industrial Harrisburg Corporation, a Maryland corporation

	By:	/s/ Donald R. Stoffle
	Name:	Donald R. Stoffle
	Title:	Authorized Signatory

PURCHASER:

CORNERSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cornerstone Core Properties REIT, Inc., a Maryland corporation, its General Partner

	By:	/s/ Dominic Petrucci
	Name:	Dominic Petrucci
	Its:	COO